 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 26, 2012
AXIM INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)
Nevada	000-54296	27-4092986
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
6623 Las Vegas Boulevard, Suite 255, Las Vegas, Nevada		89119
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		702-750-8242
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

This current report contains forward-looking statements as that term is defined in section 27A of the United States Securities Act of 1933, as amended, and section 21E of the United States Securities Exchange Act of 1934, as amended.  These statements relate to future events or our future financial performance.  In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "intends", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential", or "continue" or the negative of these terms or other comparable terminology.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors" on page 8 of this current report, which may cause our or our industry's actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or performance.  Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

Unless otherwise specified, all dollar amounts are expressed in United States dollars and all references to "common shares" refer to the common shares in our capital stock.

As used in this current report, the terms “we”, “us”, “our” and the “Company” refer to Axim International Inc.

Item 1.01 - Entry into Material Definitive Agreement

Licensing Agreement

Effective November 26, 2012, we entered into a Licensing Agreement (the “Agreement”) with Omega Research Corporation (“Omega”) for exclusive licensing rights for technology relating to the processing of organic waste to marketable byproducts via the Advanced Pyrolysis System 200 (“APS200”). We will have exclusive rights to sub-license, establish joint ventures to commercialize, use and process organic waste, and sell related byproducts in the territory of the Bahamas, Dominican Republic, St., Thomas, St. Maarten, and Grenada (“Additional Territories”) for 20 years.  We acquired the licensing rights for $ 50,000 payable on or before December 31, 2012.  We have the right to purchase from Omega, the APS200 system at a fixed price of $ 500,000 until December 31, 2014.  Subsequent to December 31, 2014, Omega may increase the purchase price at its sole discretion to reflect raising costs of raw materials and labor.  We subject to a royalty of 3% on any sub-licensee fees received as well as on gross sales from byproduct sales generated from the APS200 system. The Agreement was an arms-length transaction.

The APS200 system is designed to handle commonly generated waste stream, whether liquid, solid, mixed or unmixed (including whole tires, all types of plastics, e-waste, shredder residues, sewage sludge, animal wastes, biomass, ligneous and infectious biohazard medical waste) and represent an environmentally friendly and commercially viable alternative to traditional methods of processing waste. The solutions are commercially viable ecological recycling models based on zero-waste philosophy. We will initially be focused on using the application for processing waste tires for conversion to biochar and fuel oil.

We have exclusive licensing rights in the territory of Jamaica, W.I. as per our license agreement with Omega dated October 3, 2011.  We acquired the licensing rights in Jamaica for $ 50,000.  We have the right to purchase from Omega, the APS200 system at a fixed price of $ 500,000 until September 30, 2013.  Subsequent to September 30, 2013, Omega may increase the purchase price at its sole discretion to reflect raising costs of raw materials and labor.  We are subject to a royalty of 3% on licensee fees received as well as on gross sales from byproduct sales generated from the APS200 system.

Convertible Loan Agreement

Effective November 26, 2012, the Company entered into a Convertible Loan Agreement (“Agreement”) with our Company President (a Non US Person).  The loan provides a principle sum of up to $ 50,000 with no interest and is due and payable by December 31, 2014.  The outstanding loan is convertible into common stock at the option of the lender any time after February 28, 2013.  The loan is convertible at $ 0.10.  The Company can request the loan with 30 days’ notice.

The Company will use proceeds of the loan to fund the purchase of license rights in Additional Territories from Omega.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibits

Exhibit Number	Description
(3)	Articles of Incorporation and By-laws:
3.1	Certificate of Incorporation dated November 19, 2010*
3.2	Bylaws, effective November 23, 2010*

*	Filed as an exhibit to the Company's Registration Statement on Form 10, as filed with the SEC on May 6, 2011, and incorporated herein by this reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Rosemary Samuels

Rosemary Samuels
President, Chief Executive Officer and Chairman
of the Board

Date:  November 28, 2012